UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2017

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation

S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 16, 2017, the Board of Directors (the “Board”) of Genomic Health, Inc. (the “Company”) approved a revised form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and its current and future directors, officers and authorized agents of the Company (the “Indemnitees”). The Indemnification Agreement supersedes the Company’s previous form of indemnification agreement.

The Indemnification Agreement provides, among other things, that the Company will indemnify Indemnitees to the fullest extent permitted by law. The Indemnification Agreement provides procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the Indemnification Agreement, the Company’s obligations under the Indemnification Agreement continue even after an Indemnitee ceases to be a director, officer or employee of the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Genomic Health, Inc. Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2017

GENOMIC HEALTH, INC.

	By	/s/ G. Bradley Cole
	Name:	G. Bradley Cole
	Title:	Chief Financial Officer

GENOMIC HEALTH, INC.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Genomic Health, Inc. Form of Indemnification Agreement